SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  August 2, 2002
                    ----------------------------------------
                                (Date of Report)

                                  July 18, 2002
                    ----------------------------------------
                        (Date of Earliest Event Reported

                              PHAR-MOR, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Pennsylvania                      0-27050             25-1466309
--------------------------------------------------------------------------------
(State or other jurisdiction of     (Commission File        (I.R.S. Employer
incorporation or organization)           Number)            Identification No.)

               20 Federal Plaza west, Youngstown, Ohio  44501-0400
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 330-746-6641
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS

As previously reported to the Commission, on September 24, 2001, Phar-Mor, Inc. (the "Company") filed voluntary petitions for bankruptcy protection, on behalf of itself and its eight operating subsidiaries, under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Ohio (Case Nos. B-01-4-4007 through B-01-4-4015).

On July 18, 2002, the Company entered into an Agency Agreement for the sale of substantially all of its inventory, pharmacy prescription files and fixed assets with a joint venture composed of Hilco Merchant Resources, LLC and The Ozer Group LLC. The joint venture was the highest bidder at a bankruptcy court approved auction held on July 16, 2002 and will pay the Company $104,825,000, subject to adjustment as provided in the Agreement, for the assets. The Agency Agreement was approved by the Bankruptcy Court on July 18, 2002. The Company plans to liquidate its remaining assets as soon as possible.


ITEM 7(c). EXHIBITS

Exhibit 99.1               Agency agreement by and between a joint venture composed of Hilco Merchant Resources, LLC and The Ozer
                           Group LLC as Agent and Phar-Mor, Inc. as Merchant dated as of July 18, 2002.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              PHAR-MOR, INC.

                                              By: /s/ John R. Ficarro
                                                  ------------------------------
                                                  John R. Ficarro
                                                  Senior Vice President and
                                                    Chief Administrative Officer


                                              By: /s/ Martin S. Seekely
                                                  ------------------------------
                                                  Marin S. Seekely
                                                  Vice President and Chief
                                                    Financial Officer



Dated: August 2, 2002